RINCON, SAN LUISENO BAND OF MISSION INDIANS

                          LOAN AGREEMENT

     THIS AGREEMENT is made as of this 11th day of September, 1995, between the Rincon, San Luiseno Band of Mission Indians (herein the "Rincon Band" or "Borrower"), whose notice address is the Rincon Indian Reservation, Post Office Box 58, Valley Center, California 92082 and Florida Gaming Corporation, a Delaware corporation (herein "FGC" or "Lender") whose notice address is 1750 South Kings Highway, Fort Pierce, Florida 34945-3099.


                       W I T N E S S E T H:

     A. General Aims of the Rincon Band. The Rincon Band is recognized as eligible by the Secretary of the Interior for special programs provided by the United States because of its special status as a sovereign government and who is recognized as possessing powers of self-government. The Rincon Band operates a facility for Class II gaming and, if permitted, Class III gaming, as defined by the Indian Gaming Regulatory Act of 1988, 25 U.S.C. Sections 2701-2721 ("IGRA"), and conducts other gaming and commercial activities on land ("the Property") currently held in trust for the Rincon Band by the United States of America, in order to further the health, welfare, and economic status of Rincon Band members.

     B. Recitation of Agreements. To attain the ends identified in Paragraph A above, the Rincon Band and the Lender have negotiated this Loan Agreement (the "Loan Agreement"), a Promissory Note (the "Note") and a Security Agreement ("the Security Agreement"). Under the Loan Agreement, Lender has agreed to loan the Rincon Band up to Five Million Dollars ($5,000,000.00) (the "Loan") as working capital to enable the Rincon Band to operate, renovate, improve, or expand a gaming facility ("the Facility") on the Property. The Rincon Band has executed the Note evidencing the indebtedness created by the Loan. The Loan Agreement, the Note, and the Security Agreement are each being executed in consideration of the others.

     C. Assignment to Tribal Enterprise. The Rincon Band has advised FGC, and FGC acknowledges, that the Rincon Band intends to form a separate corporation or other agency under tribal law (the "Enterprise") for the purpose of conducting the gaming and commercial activities on the Property contemplated by this Agreement and holding the property of the Rincon Band to be used in those activities. The Rincon Band and FGC contemplate and agree that the Rincon Band shall assign all of its rights, duties, limitations and obligations under this Agreement and the other Loan Documents to the Enterprise, and references to the "Borrower" and to the "Rincon Band" shall be deemed to include the Enterprise after such assignment..

     1. Definition of Terms. As used in this Agreement, the following terms will have the meanings indicated:

          1.1  Collateral.  That Collateral described in the
Security Agreement.

          1.2 Commencement Date. "Commencement Date" shall mean the date upon which the last to occur of the following occurs: (a) effectiveness of order of the United States District Court for the Southern District of California terminating its preliminary injunction prohibiting the Rincon Band from offering electronic or electro-mechanical games of chance, slot machines of any kind, or any other game of chance defined as Class III gaming by IGRA; (b) commencement of operation of Gaming Machines at the Facility; (c) the execution of the Loan Documents; and (d) the execution of an agreement between the Rincon Band and the Columbia Group, L.L.C. settling claims between them on terms approved by FGC.

          1.3 Commission. The "Commission" shall mean the gaming Commission of the Rincon Band, with jurisdiction to oversee on behalf of the Rincon Band gaming activities conducted on lands subject to tribal jurisdiction.

          1.4 Contractor. Any person who has agreed to furnish services, labor, or materials under a Construction Agreement.

          1.5 Cost Estimate. A detailed breakdown of Borrower's good faith estimate of (i) all direct and indirect costs (including so-called "soft costs") to be incurred by Borrower in connection with any expansion and related renovation, improvement, and equipping of the Facility. Specifically, without limiting the generality of the foregoing, the Cost Estimate shall include, as applicable, all fees (architectural, engineering, development, governmental, legal, accounting, etc.), bond and insurance (title, hazard, liability, etc.) premiums, loan fees, interest, taxes, marketing costs, basic construction cost, the costs of acquiring by purchase or otherwise any necessary equipment, necessary start-up costs, necessary working capital, the cost of any tenant improvements to be borne by Borrower, and the amount of any contingency reserves. The Cost Estimate shall include the contract price for each Construction Agreement. If a portion of the contract price of any item on the Cost Estimate is to be paid by someone other than Borrower, or is to be reimbursed to Borrower, Borrower shall set forth in the cost Estimate the name(s) of the other party(ies) obligated to pay or reimburse such portion and the percentage or amounts to be paid or reimbursed by such party(ies). At Lender's request, Borrower shall furnish lender documentation reasonably satisfactory to Lender evidencing the obligation of such other party(ies) to pay or reimburse such portion, and copies of any instruments or agreements securing such payment. The Cost Estimate shall be in form and substance satisfactory to Lender. When approved by Lender, the items set forth in the Cost Estimate shall be included on applicable AIA forms which shall thereafter be deemed the Cost Estimate and shall be used to requisition advances under the Loan, as hereinafter defined. Any cost incurred by the Borrower in obtaining such Cost Estimates shall be lent to the Borrower by the Lender.

          1.6 Drop. "Drop" shall mean all moneys deposited by players in the Gaming Machines.

          1.7 Effective Date. "Effective Date" shall mean the date upon which this Agreement, the Security Agreement, and the Promissory Note have received all approvals required by applicable law to make them effective.

          1.8 Enterprise. "Enterprise" shall mean the corporation or other agency to be duly organized under tribal law and owned by the Rincon Band, which shall own the Facility and conduct gaming and other commercial activities on the Property on behalf of the Rincon Band. It is contemplated that upon the organization of the Enterprise, all rights, obligations, duties and limitations of the Rincon Band under the Loan Documents shall be assigned to the Enterprise.

          1.9 Facility. The building located on the Property, as it presently exists and as it may be renovated, expanded, improved or replaced from time to time, including improvements constructed and to be considered or installed in the Facility.

          1.10 Gaming Machines. "Gaming Machines" shall mean video, electronic or electromechanical games of chance and/or slot machines located on the Property.

          1.11 General Contract. The agreement for the general renovation, improvement and possible expansion of the Facility.

          1.12 General Manager. "General Manager" shall mean a person selected by the Rincon Band and employed by the Enterprise and shall be the person responsible for and shall have the necessary authority to carry out the day-to-day operation of the Enterprise. The General Manager shall not be affiliated with FGC in any manner.

          1.13 Gross Receipts. "Gross Receipts" shall mean the total revenues, determined in accordance with generally accepted accounting principles ("GAAP"), received from all gaming activities on the Property, excluding any and all revenues from Gaming Machines, proceeds of the Loan and the proceeds of loans made to the Enterprise from any source.

          1.14 Lender's Representative. A person or persons designated by Lender to audit, inspect and report to Lender and otherwise act for Lender in accordance with the terms of this Agreement.

          1.15 Loan. The loan made pursuant to the Loan Documents, as hereinafter defined.

          1.16 Loan Documents. This Agreement, the Note in the total amount of up to Five Million Dollars ($5,000,000.00) and all extensions, renewals, modifications, substitutions, and consolidations thereof; the Security Agreement and Financing Statement necessary to perfect Lender's security interest in the personal property comprising the Collateral; and any assignments thereof.

          1.17 Major Subcontracts. The contracts entered into between the General Contractor and the subcontractors who will perform the following work with respect to a Project (the "Major Subcontractors"): structural, mechanical (plumbing, heating, ventilating, and air conditioning), electrical, glass and glazing, masonry, paving, and landscaping.

          1.18 Net Profits. "Net Profits" shall mean the total amount of monies remaining from Gross Receipts after the payment of all Operating Expenses.

          1.19 Operating Expenses. "Operating Expenses" shall mean all expenses necessary for the operation of the Enterprise and maintenance of the Facility and equipment, in amounts comparable to other like-kind gaming facilities which shall be calculated in accordance with generally accepted accounting principles ("GAAP").

          1.20 Other Gaming. "Other Gaming" shall mean activities defined as "Class III Gaming" under the IGRA.

          1.21 Plans. The final plans, drawings, and specifications for any renovation, expansion and improvement of the Facility, and all modifications thereof.

          1.22 Project. Any expansion and related renovation, improvement, and equipping of the Facility.

          1.23 Property. The "Property" shall mean a parcel of land, more particularly described in Appendix "A" attached as a part hereof, on which the Facility presently is located, which parcel is held by the United States in trust for the Rincon Band. Title to the Property at all times will be held solely by the Rincon Band, or by the United States of America in trust for the Rincon Band.

     2. Lending Agreement. Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrower and Borrower, in Borrower's reasonable discretion, agrees to borrow from Lender a sum not to exceed Five Million Dollars ($5,000,000.00) to be evidenced by the Note. Notwithstanding the foregoing, Lender shall not be obligated to advance more than Five Million Dollars ($5,000,000.00).

     3.   Loan Documents.

          3.1 Note. The Loan shall be evidenced by the Note. Borrower shall make payments of principal on the 10th day of each month in an amount equal to 1% of the principal balance outstanding from time to time. In no event may Borrower make payments of principal in an amount that would reduce the outstanding principal balance of the Loan to less than $100,000, except upon the termination of this Agreement pursuant to Section 12.12 hereof.

          3.2 Security Agreement and Financing Statement. A security agreement between Lender and Borrower dated as of the date of this Agreement that grants the Lender a security interest in all of the Collateral to be evidenced by a financing statement to be filed upon the records of San Diego County, California.

     4.   Royalty.

          4.1 Royalty Payments. In addition to all other amounts payable hereunder, the Rincon Band shall make weekly payments (the "Royalty") to FGC for a period of seven (7) years from the Commencement Date. The Royalty shall equal 12.5% of Gross Receipts for the preceding week, plus the portion of the Drop for the preceding week calculated as follows:

                                    Portion of Drop
               Period               Payable to FGC
          _________________        ___________________
          First Five Years               12.5%
          Sixth and Seventh Years        11%

FGC and the Rincon Band agree that, after the Commencement Date, they will negotiate to modify the frequency of Royalty payments upon the request of either party.

          4.2 Grant of FGC Shares. In consideration of the Royalty and other promises contained herein, FGC agrees to grant the Rincon Band a total of 25,000 shares of FGC's common stock, par value $.10 per share ("Shares"), to be issued in two installments of 12,500 Shares, the first installment to be issued on the Commencement Date and the second installment to be issued on the first anniversary of the Commencement Date.

     5. Conditions of Lending. The obligation of Lender to perform this Agreement and to make any advance under the Note on or after the Commencement Date shall be subject to the performance by Borrower of the following conditions precedent:

          5.1 Approvals. The Loan Documents shall have received all approvals required from governmental authorities.

          5.2 Loan Documents. The Loan Documents shall have been duly executed, acknowledged (where appropriate), delivered to Lender by the required parties, all in form and substance satisfactory to Lender.

          5.3 Authority. Lender shall receive, at its option, a fully executed copy of the approval of this Agreement, the Security Agreement, the Note, and any other document requiring approval by a governmental agency, including agencies of the Rincon Band.

          5.4 Insurance. Lender shall have received, at its option, certificates, policies, or other evidence of the existence of the insurance coverages required under Section 8.7 below.

          5.5 Representations. All representations and warranties made by Borrower in this Agreement shall be true and correct on and as of the date of each advance with the same effect as if made on such date; provided, however, that the representations set forth in
Section 5.6 hereof relating to damage to the Facility need not be true if the provisions of Section 5.6 hereof are complied with.

          5.6 No Damage to Facility. The Facility shall not have been materially injured or damaged by fire or other casualty unless Lender shall have received insurance proceeds and/or other sums sufficient, in Lender's good faith judgment, to effect the satisfactory restoration of the damaged portion of the Facility and to permit completion thereof.

          5.7 No Litigation or Bankruptcy. Neither Borrower, nor the Enterprise, nor any Project or any portion thereof, nor the General Contractor engaged for such Project shall be the subject of any pending or threatened litigation, claim, or dispute which, in Lender's good faith judgment, might materially adversely affect Borrower, the Enterprise, or the General Contractor, or might otherwise materially adversely affect the security for the Loan or the Borrower's ability to timely perform its obligations under the Loan Documents. Further, neither the Borrower, the Enterprise, nor the General Contractor shall be the subject of any pending or threatened bankruptcy, insolvency, reorganization, or similar proceedings which, in Lender's good faith judgment, would materially adversely affect the security for the Loan or the ability of the Borrower or the Enterprise to perform its obligations under the Loan Documents.

          5.8 Lender's Expenses. Borrower shall have paid to Lender, or to any other person entitled thereto, all fees and costs then due and payable by Borrower pursuant to this Agreement or pursuant to any of the other Loan Documents.

          5.9 No Default. There shall be no Default under any of the Loan Documents, regardless of whether any applicable grace period has expired.

          5.10 Nonwaiver. The failure of Lender to demand the satisfaction of any one or more of the conditions precedent as to the any advance under the Note will not constitute a waiver of such condition as to any later advances or in any matter prejudice the rights of Lender thereafter to require full compliance with the terms of this Agreement.

          5.11 Advisory Opinion. The Rincon Band shall have received an advisory opinion of the National Indian Gaming
Commission that the Loan Agreement does not constitute a "management agreement" within the meaning of IGRA and the rules thereunder.

          5.12 Conditions of Advances for Projects. In addition to the conditions set forth in Sections 5.1 through 5.11 applicable to all advances under the Note after the Commencement Date, the obligation of Lender to make any advance under the Note to finance any Project shall be subject to the following conditions:

                    5.12.1 Cost Estimate. In connection with any advance to finance, in whole or in part, any Project, Lender shall have received the Cost Estimate, together with such supporting data as Lender might reasonably require so that Lender shall be satisfied that the proceeds of the Loan shall be sufficient to complete the Project.

                    5.12.2  Plans.  Lender shall have received
          satisfactory evidence that the Plans, including any modifications, have been approved by all requisite governmental authorities prior to commencement of any work. If the final plans for any Project are not available prior to making an advance of the Loan, Lender may make advances for construction and installation of those portions of the Project for which it has received approval of the Plans, but Lender shall not be obligated to make any advances for work for which the Plans have not been approved.

                    5.12.3  Permits.  Lender shall have received
          satisfactory evidence that all permits, including, and without limitation, the building permit(s), required by any governmental authority to authorize any Project have been issued and are in full force and effect. If all permits are not available prior to the closing of the Loan, it shall be within Lender's discretion to advance such sums under the Loan for work for which all applicable permits have been received. At Lender's option, Borrower shall furnish Lender reasonable evidence that all other permits required in order to accomplish any Project in accordance with the Plans, and within the budget established by the Cost Estimate, will be available when necessary.

                    5.12.4 Construction Agreements. Lender shall have received copies of the executed originals of the General Contract, the Major Subcontracts and, at its option, any other construction contracts and any modifications or amendments satisfactory to Lender.

                    5.12.5  Bonding of Contractors.  The General
          Contractor for any Project shall furnish to Lender a dual obligee performance and payment bond in an amount satisfactory to the Lender and at its option, Lender shall have received dual obligee performance and/or payment bonds from the contractors under any Major Subcontract, which bonds shall be in form and amount satisfactory to Lender, except that if finding a General Contractor with an adequate bond becomes unreasonably expensive or difficult the Rincon Band may select a General Contractor with a reduced bond or with no bond at all with Lender's approval.

                    5.12.6  Final Advance.  Lender shall not be
          obligated to make the final advance for labor and materials under the Loan until the following conditions have been satisfied: (a) all conditions stated above in
          Section 5 of this Agreement shall have been satisfied, and (b) Lender shall have received, in form and substance satisfactory to it: (i) certificate(s) from, at Lender's option, the architect, General Contractor, and/or Lender's Representative to the effect that the Facility (including all landscaping and on-site and any off-site Improvements) has been completed substantially in accordance with the Plans (identifying the Plans including all changes thereto), and certifying such other matters as Lender may reasonably require; (ii) evidence that the Project complies with all fire codes and regulations that would be applicable to the Facility and the Property if the State of California or any of its political subdivisions had complete regulatory jurisdiction over the Facility and property; and (iii) if Lender so requests, evidence that the building complies with fire insurance rating schedule requirements.

                    5.12.7  Lender Acceptance of Assurances or
          Representations. Lender agrees that it will not unreasonably refuse to accept or approve any assurance or representation tendered to it by the Borrower or others that were made in good faith and in reasonable conformance to Plans previously agreed to by the parties or to reasonable standards of the relevant profession or industry.

     6. Advances. Notwithstanding the fact that the Note is in the amount of Five Million Dollars ($5,000,000.00), advances thereunder will be made by Lender from time to time on the written request of Borrower for the following purposes and subject to the following limitations:

          6.1  Schedule of Advances.

                    6.1.1   Initial Advances.  Lender agrees to
          disburse $60,000 to Borrower for each of the Enterprise payrolls payable on September 8, 1995 and September 22, 1995. Lender agrees to make its best efforts (i) to schedule a hearing by the United States District Court for the Southern District of California at the earliest possible date to consider the termination of a preliminary injunction prohibiting the operation of Gaming Machines on the Property; and (ii) to enter into a settlement agreement terminating the involvement of the Columbia Group, L.L.C. with gaming on the Property on terms approved by FGC. Borrower and Lender agree that if the Commencement Date has not occurred on or before September 30, 1995, they will negotiate in good faith for additional advances for Enterprise payrolls payable in October 1995.

                    6.1.2  Escrowed Funds.  Lender agrees to
          deposit $400,000 in escrow, which shall be disbursed to Borrower upon the commencement of operations of at least 400 Gaming Machines at the Facility and the satisfaction of the other conditions set forth in an agreement with the escrow agent. The escrowed funds will be used for payment to the Columbia Group, L.L.C. under the terms of the settlement agreement between the Borrower and the Columbia Group, L.L.C.

                    6.1.3  Subsequent Advances.  After the
          Commencement Date, disbursements of the Loan proceeds will be made by a series of advances by Lender to Borrower, and provided that on the date of each such advance all covenants, conditions, and agreements required for such advance have been performed, satisfied, or waived or deferred by Lender.

          6.2 Use of Proceeds. The proceeds of each advance hereunder shall be used solely for the following items: (i) the acquisition of equipment, furniture, furnishings, and fixtures;
(ii) working capital; (iii) payments under a settlement agreement with the Columbia Group, L.L.C.; and (iv) the renovation, and possible expansion of the Facility to the extent that the amounts thereof are in conformity with the Cost Estimate and to the extent that they represent expenses incurred by Borrower in connection with the Project. Notwithstanding any of the foregoing, nothing herein contained shall obligate Lender to advance such funds under the Note for payment of any item related to a Project not included in the approved Cost Estimate.

          6.3 Stored Materials. Lender shall make advances for materials ("Stored Materials") purchased by Borrower and stored on or off the Property but not yet incorporated into the Facility only if Borrower has available for inspection by Lender (i) proof that the insurance policies required under Section 8.7 below cover such stored materials, (ii) written evidence that the ownership of the Stored Materials vested in Borrower free of liens or other claims, and (iii) evidence satisfactory to Lender that the Stored Materials are protected against theft or damage.

          6.4 Request for Advance. After the Commencement Date, Lender shall not be required to make advances under the Note more often than biweekly. At a reasonable time before the date on which an advance is requested, Borrower will notify Lender of the total amount of the requested advance and, for any advance to finance a Project, will furnish to Lender, on applicable AIA Forms, an itemized list of costs to be paid from such advance with the certificate of Borrower and the General Contractor to the effect that all costs incurred to the date of the preceding advance have been paid in full, all work has previously been performed in a good and workmanlike manner in accordance with the Plans and that no change order or other modification of the Construction Agreements has been effected, except those previously approved by Lender in writing. Subject to such exceptions as to which Lender has been previously advised in writing by Borrower, each request for advance by Borrower shall be deemed a certification by Borrower to Lender that the representations and warranties contained in this Agreement remain true and correct as of the date of such request and that the information in the request is true and correct and that no condition exists, or with the giving of notice or the passage of time, or both, would exist, which would constitute a default under any of the Loan Documents.

          6.5 Additional Instruments. Simultaneously with each request for an advance under the Note, Borrower will furnish or cause to be furnished to the Lender such invoices, receipts, inventories, certificates of insurance, surveys, title policy endorsements, lien waivers, opinions and/or certificates relating to the provisions of this Agreement, and such other instruments as might reasonably be required by Lender.

          6.6 Inspection of Project. Lender reserves the right, as a cost of construction, to inspect the Facility prior to the disbursement of each requested advance to finance a Project, and
(i) approve the progress and the workmanship of the Project; (ii) verify compliance with the Plans; (iii) verify the percentage of the completion as set forth in such requests for advances; and (iv) satisfy itself that all work for which such advance is requested has been performed and all materials for which such advance is requested are in place, or as to Stored Materials, are owned by the Borrower and suitably safeguarded. Such inspection will be performed in a timely manner and not unreasonably delay the disbursement of any advance. Neither Lender, Lender's Representative, nor Lender's agents or employees, shall be liable, either directly or indirectly, for any loss, claim or damage which may arise as a result of defective design or construction of the renovation, improvement and possible expansion of the Facility, provided that such persons or entities were not directly involved in the design of any ultimately defective construction. It is understood that the Borrower shall cause to be provided to the Lender design plans, on an "As Built" basis, for all work completed pursuant to this Loan. The plans shall include all aspects of construction and surveillance systems.

          6.7 Manner of Payment. On satisfaction of the requirements contained herein and subject to the provisions of Sections 6.3 above, Lender shall be obligated to disburse the approved amount, to Borrower, or to a joint checking account for which withdrawals shall require signatures of designees of both Borrower and Lender solely for such purpose (which account Borrower hereby pledges as additional security for the Loan) or, Lender may make payment directly to the payee(s) for the account of the Borrower at the direction of Borrower.

          6.8 Excess Costs. If the cost of any item set forth on a request for an advance to finance a Project exceeds the Cost Estimate applicable to that item due to the Borrower's unilateral modification of plans previously agreed to by the parties, any such excess cost will be paid by Borrower out of Borrower's separate funds; provided the foregoing shall not apply if Borrower can demonstrate to the satisfaction of Lender that (i) cost savings equal to or greater than the total excess costs incurred to date have been effected or (ii) sufficient funds are available in any contingency reserve set forth in the Cost Estimate to pay such excess cost and any other known or anticipated excess costs for which a request for advance has not yet been submitted. Notwithstanding the foregoing, funds shall be advanced from any such contingency reserve only to the extent they represent out-of-pocket expenses incurred by Borrower for items set forth in the Cost Estimate. If Borrower can demonstrate to Lender's reasonable satisfaction that (i) permanent cost savings have been or will be achieved in respect of any item in the budget for the Facility as approved by Lender and set forth in the Cost Estimate; and (ii) the funds available under the loan attributable to such cost savings are needed to fund excess costs attributable to one or more other items in the Cost Estimate, Lender agrees to advance such funds for such excess costs, provided the Project can otherwise be completed on time and within the budget set forth in the Cost Estimate, as determined in the good faith reasonable judgment of Lender.

     7. Representation and Warranties. Borrower represents and warrants as follows:

          7.1  Inducements.

               7.1.1     Organization.  The Rincon Band is
          recognized as eligible by the Secretary of the Interior for special programs provided by the United States to Indians because of their status, and is recognized as possession powers of self-government, including: full power and authority to own its property and assets, to conduct gaming and commercial activities at the Facility on the Property in the manner and in the places in which it is proposed to be conducted, and to perform its obligations with respect to the Loan Documents. At the time of the assignment of the rights, obligations, limitations and duties of the Rincon Band under this Agreement to the Enterprise, the Enterprise will be an agency of the Rincon Band, duly organized and validly existing under tribal law. The Enterprise will have all requisite power and authority to conduct the gaming and commercial activities on the Property contemplated by this Agreement and to own the personal property to be used in connection therewith.

               7.1.2 Authority. The Rincon Band has taken all action required by the Rincon Band's law, its Constitution and By-laws, the laws of the United States, and all other applicable laws to authorize the execution, delivery, and performance of the Loan Documents. At the time of the assignment of the rights, obligations, limitations and duties of the Rincon Band under this Agreement to the Enterprise, the Enterprise will have taken all action required under its articles of incorporation or other organizational documents and other applicable law to enter into, execute, deliver and perform the obligations of the Rincon Band under this Agreement.

               7.1.3 No Violation or Conflict. The execution, delivery, and performance by the Rincon Band and the Enterprise of the Loan Documents will not violate any provision of the Constitution, Articles of Association, any laws or agreements governing the Rincon Band and the Enterprise, the laws of the United States, or any other applicable law, and will not conflict with or result in any breach of any provisions of, or constitute a default under, or result in the imposition of any lien or charge upon any asset of the Rincon Band under, or result in the acceleration of any obligation under the terms of any agreement or document binding upon the Rincon Band.

          7.2 No Litigation. There are no judgments filed or actions, suits, investigations, or proceedings pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or the Collateral, at law or in equity, before or by any person which, to the knowledge of Borrower, would have a material adverse effect on the business, assets, financial condition or results of operations of Borrower or the Collateral.

          7.3 No Default. The making and performance by Borrower of this Agreement and the other Loan Documents will not violate any provisions or constitute a default under any indenture, agreement, or instrument to which Borrower is a party or by which Borrower or the Collateral is bound or affected.

          7.4 Ownership. Borrower now has or will hereafter acquire title to the Collateral free and clear of all prior claims, liens, encumbrances, and title retention devices.

          7.5 Plans. The Plans and any and all revisions thereto have been submitted or will be submitted to Lender prior to any loan advances. To the extent required, the Plans have been approved or will be approved by all governmental authorities having jurisdiction over the Facility, and the Property, or the Project, or the use, occupancy or operation thereof prior to any loan advances.

          7.6  Compliance.

               7.6.1     Compliance with Legal Requirements
          Relating to the Project. The Rincon Band shall keep in full force and effect and shall perform and comply with all terms and conditions of all permits, license, approvals, and exemptions necessary for the operation of gaming and any other commercial activities conducted on the Property. Upon receipt of any notice of noncompliance, violation, termination, cancellation, revocation, or default with respect to any of the foregoing, the Rincon Band shall immediately notify Lender and enclose a copy of such notice. If the Rincon Band shall fail to perform its obligations hereunder with respect to any such permit, license, approval, or exemption, Lender may take such action as it deems appropriate in connection therewith to perform such obligations to the extent necessary to cure such failure. No such action by Lender shall obligate Lender either to the Rincon Band or to any third party, to assume any obligations for the Rincon Band under any such instrument.

               7.6.2     Loan Agreement, Note, and Security
          Agreement. The Rincon Band shall keep in full force and effect and shall perform and comply with all terms and conditions of the Loan Agreement, the Note, the Security Agreement, and all other agreements to which it is a party or by which it is bound and which are necessary for the completion of any Project and the operation of gaming and other commercial activities on the Property, and the Rincon Band shall defend and maintain its rights thereunder.

               7.6.3     Title to Property, Facility and
          Enterprise. The Rincon Band shall defend and maintain title to the assets relating to the Property and the Facility. The Rincon Band shall not create, assume or suffer to exist any mortgage, security interest, lien, charge, or encumbrance of any kind on any assets relating to the Property or the Facility or the Enterprise, other than security interests of the Columbia Group, L.L.C., which shall be subordinate to the security interests of the Lender.

               7.6.4 Sale of Property, Facility or Enterprise. Without the prior written consent of the Lender, the Rincon Band shall not sell, lease, transfer or otherwise dispose of all or any part of the assets relating to the Property, the Facility or the Enterprise.

               7.6.5 Maintenance of Property, Facility and Enterprise. The Rincon Band shall keep the assets relating to the Property, the Facility and the Enterprise, both real and personal, in good order and condition and shall make all necessary repairs, replacements, and improvements thereto so that its business may be properly and advantageously conducted.

          7.7 Cost Estimates. Any Cost Estimate will be true and correct and, to the best of Borrower's knowledge, after diligent investigation, will contain all anticipated costs to complete any Project. In arriving at such Cost Estimate, Borrower may rely on representations made to it by the Lender. Should such costs, whether for materials, equipment, or services, exceed the estimate(s) in the budget as agreed to by both parties, the Lender agrees to lend the Borrower such additional monies as may be necessary to complete the Project in reasonable conformity with the previously agreed to plans and specifications but not to exceed ten (10%) percent over the Cost Estimate, or Five Million Dollars ($5,000,000.00), whichever is less.

          7.8 Utilities. All utility services necessary for any Project and the conduct of gaming and commercial activities on the Property are available at the boundaries of the Property. Upon completion of the Project, direct connection will be made to all such utility facilities.

          7.9 Full Disclosure. Neither this Agreement nor any statement or instrument referred to herein or any other information, report, or statement delivered to Lender by Borrower, or any other party on Borrower's behalf, contains any untrue statement or omits to state a material fact necessary to make the statements herein or therein not misleading. Borrower has full disclosed to Lender the existence and terms of all agreements, written or oral, relating to Borrower's acquisition, ownership, financing, leasing, management, and maintenance of the Property and the Facility, the renovation, improvement and possible expansion of the Facility, and the equipping, start-up and operation of the Enterprise which would be material to Lender's decision to make the Loan on the terms herein stated.

     8.   Borrower's Covenants.  Borrower hereby covenants with
Lender as follows:

          8.1 Project. Any Project will be accomplished in a good and workmanlike manner in substantial accordance with the Plans, any governmental and quasi-governmental requirements, and all provisions of the Loan Documents. Such work will be prosecuted with due diligence and continuity in accordance with a schedule. Borrower will use its best efforts to complete renovation, improvement and possible expansion of the of the Facility on or before the scheduled completion date. A Project shall be deemed completed when all conditions precedent to Lender's obligation to make the final advance for labor and materials, as set forth in
Section 5.20 above, have been satisfied.

          8.2 Rincon Band Licenses and Amendments to its Gaming Control Ordinance. The Rincon Band further agrees that any actions by the Commission or any other tribal agency, including any amendments made to the Gaming Control Ordinance, will be a legitimate effort to ensure that Class II Gaming and Other Gaming is conducted in a manner that adequately protects the environment, the public health and safety, and the integrity of the gaming and commercial activities conducted on the Property. The Rincon Band agrees that unless required to do so by law or court order, neither the Rincon Band, the Commission, nor any other tribal agency will adopt any amendments to the Articles of Association or the Gaming Control Ordinance, or any other ordinance, law, or provision that will prejudice FGC's rights under this Agreement, the Note, or the Security Agreement, or any amendments to those agreements.

          8.3 License Fees. The Rincon Band agrees that there shall be no other taxes, license fees, registration fees, transfer or assignment fees, or any other fees or impositions of any sort by the Rincon Band, the Commission or any other tribal agency levied, charged, or imposed upon the FGC, or any affiliate or principal; provided, however, the Rincon Band may recoup actual expenses for administrative costs associated with any licensing of FGC or the Lender's Representative.

          8.4 Additional Documents. Borrower will execute such additional instruments as may be required by any of the Loan Documents or reasonably requested by Lender in order to carry out the intent of this Agreement or to perfect or give further assurance of any of the rights granted or provided for under the Loan Documents.

          8.5 Notice of Litigation, Etc. Borrower will promptly advise Lender in writing of (i) all litigation, regardless of amount, affecting or threatened against the Property, the Facility, the gaming or other commercial activities conducted on the Property, or the Enterprise; (ii) all complaints, claims, charges, and contemplated complaints, claims and charges of which Borrower has knowledge made by any governmental authority in respect of the Property, the Facility, the gaming or other commercial activities conducted on the Property, or the Enterprise; (iii) any material difficulty in obtaining labor or materials when needed for timely completion of any Project in accordance with the Plans and this Agreement; (iv) any anticipated increase or decrease in any line item of the Cost Estimate; (v) any material damage or injury to the Property or the Facility or any part thereof; (vi) any event of default under any of the Loan Documents; (vii) the occurrence of any event which, with the lapse of time or giving of notice, or both, might mature into an event of default under any of the Loan Documents or under any other agreement by which Borrower or the Collateral is bound; and (viii) any other matter which has resulted in, or might result in, a material adverse change in the financial condition of Borrower or the Enterprise, or materially impair Borrower's or the Enterprise's ability to perform its obligations under the Loan Documents.

          8.6 Inspections. Borrower will permit Lender's Representative and other consultants as to whom Lender gives Borrower reasonable notice free access to inspect the Property and the Facility, and the materials to be used therein and will make available for audit and inspection all contracts, records, plans, and shop drawings (including the Plans) relating to the gaming or other commercial activities conducted on the Property and any Project. Borrower will cooperate with Lender, Lender's Representative, and any other representative or consultant of Lender to enable them to perform these functions. The cost of such inspections shall be deemed to be a construction cost or an Operating Expense, as the case may be.

          8.7 Insurance. Borrower will maintain, or cause its contractors to maintain, with responsible insurance carriers licensed to do business in the State of California insurance satisfactory to Lender covering the gaming or other commercial activities conducted on the Property and any Project as follows:

               8.7.1     During the course of any Project,
          builder's risk insurance ("the Builder's Risk Policy") on "all risk" basis (including collapse) on a completed value form for full replacement value covering the interest of Borrower and its Contractors in all work incorporated in the Facility and all materials and equipment on or about the Facility. All materials and equipment in any off-site storage location intended for permanent use in the Facility or incident to a Project shall be insured on an "all risk" basis as soon as the same have been acquired by Borrower;

               8.7.2 Comprehensive general liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000.00) for each occurrence and One Million Dollars ($1,000,000.00) in the aggregate for bodily injury and Five Hundred Thousand Dollars ($500,000.00) for property damage; and an excess liability policy (umbrella form) with combined single limit of One Million Dollars ($1,000,000.00). The comprehensive general liability insurance shall include premises liability, contractor's protective liability on the operations of all subcontractors, completed operations and blanket contractual liability. The automobile liability shall cover owned, non-owned, and hired vehicles. All such policies shall include the Rincon Band or the Enterprise, and the Lender as insureds.

               8.7.3 Upon expiration of the Builder's Risk policy, insurance against loss or damage by fire and such other risks or hazards (including burglary and theft) as are insurable under then available standard forms of "all risk" insurance policies for the full replacement cost value of the Facility, including the improvements added in the Project (including an "agreed amount" endorsement).

               8.7.4     Worker's Compensation and Employer's
          Liability Insurance subject to the statutory limits of the State of California.

               8.7.5 Such other insurance with respect to the Facility and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against in respect of property similar to the Facility.

The insurance polices required under clauses 8.7.1, 8.7.3 and 8.7.5 above shall contain a standard non-contributory endorsement in favor of Lender and shall not have a coinsurance clause of less than eighty percent (80%). The insurance required under clause
8.7.2 above shall name Lender as an additional insured. All insurance required hereunder shall contain a provision requiring at least twenty (20) days' prior written notice to Lender before any cancellation (including nonpayment of premium), material changes or reduction shall be effective. Borrower may effect any insurance coverage required by this Agreement under blanket insurance policies, provided that Lender shall be furnished evidence satisfactory that the protection afforded Borrower and Lender under such blanket insurance policy is not less than that which would have been afforded under separate policies relating only to the Project.

          8.8 Performance of Obligations. Borrower will pay all of its obligations when due, prior to the date on which penalties attach thereto. Borrower will perform all of Borrower's obligations under the General Contract and Major Subcontracts and will enforce the performance of the obligations of the other parties thereto.

          8.9 Records. Borrower will keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles and practices applied on a basis consistent with prior periods and will permit Lender and Lender's Representative to have access thereto and to make audits, examinations, and copies thereof at all reasonable times. The cost to the Borrower to keep and maintain such records shall be reimbursed as an Operating Expense of the Enterprise.

          8.10 Creation of Liens. Borrower will not create, assume, or suffer to exist any mortgage, pledge, security interest, encumbrance, or other lien (including the lien of an attachment, judgment, or execution) securing a charge or obligation affecting any or all of the Collateral, excluding only; (i) liens for governmental charges which are not delinquent or the validity of which is being contested in good faith by appropriate proceedings;
(ii) deposits made to secure statutory and other obligations incurred in the ordinary course of Borrower's business; and (iii) security interests securing Borrower's indebtedness to the Columbia Group, L.L.C. (which shall be subordinate to Lender's securities interests) and any lien which has been previously approved by Lender in writing.

          8.11 Transfers. Borrower shall not sell, assign, convey, or otherwise transfer, or suffer, or permit the sale, assignment, conveyance, or other transfer of any of the Collateral, or any interest therein.

     9.   Default.

          9.1 Borrower's Default. Lender may terminate all obligations of Lender to make further disbursement under the Loan Documents, and Lender may declare the Note and all other indebtedness and obligations of Borrower owing to Lender to be immediately due and payable if any of the following events shall occur and are not either remedied by Borrower within any grace period stated or waived by Lender.

                    9.1.1 Nonpayment. Failure to pay when due any Royalty, principal, or late charge required to be paid to Lender, or others, under the terms of the Loan Documents, and the failure to cure such default within thirty (30) days after the due date of such payment;

                    9.1.2     Breach of Agreement.  Default by
          Borrower in the performance or observance of any agreement (other than for non-payment of money or the other defaults specified in Sections 9.1.3 through 9.1.7 below) contained in the Loan Documents or under the terms of any other instrument delivered to Lender in connection with the Loan and the failure of Borrower to cure such default within sixty (60) days after written notice from Lender;

                    9.1.3     Lien Filings.  The existence, for a
          period of sixty (60) days or more, after Borrower becomes aware of the same, of any lien in favor of someone other than Lender or the Columbia Group, L.L.C., on the Collateral, or any portion thereof, or discharge, satisfactory to Lender;

                    9.1.4     Condemnation.  Eminent domain
          proceedings are commenced with respect to all or any material portion of the Facility or any interest therein, unless Lender reasonably determines, in its good faith judgment, that any taking pursuant thereto would not materially adversely affect the value of the Facility or its intended use;

                    9.1.5 Representation and Warranties. Any representation, warranty, statement, certificate, schedule, or report made or furnished to Lender by or on behalf of Borrower proves to be knowingly false or knowingly erroneous in any material respect at the time of the making thereof or any representation or warranty ceases to be complied with in any material respect;

                    9.1.6     Bankruptcy.  Borrower or the
          Enterprise becomes insolvent or the institution of bankruptcy, reorganization, liquidation, or receivership proceedings by or against Borrower, the Enterprise or the General Contractor engaged for any Project, and, in the case of any involuntary proceedings, such proceedings are not dismissed within forty-five (45) days after the institution thereof; provided Lender shall not be obligated to make any advance under this Agreement and the Note while any such proceedings are pending; or

                    9.1.7 Judgment; Attachment. Entry by any court of a final judgment against Borrower which, in the reasonable judgment of Lender, materially and adversely affects or will affect, Borrower's ability to perform its covenants and agreements under the Loan Documents or impairs any security for the Loan; or any attachment of any of the Collateral which is not discharged to the satisfaction of Lender or before the transfer of any interest therein.

          9.2 Lender's Default. Borrower may terminate all obligations of Borrower to Lender under this Agreement other than Borrower's obligation to repay the outstanding principal balance of the Note if any of the following events shall occur and are not either remedied by Lender within any grace period stated or waived by Borrower.

               9.2.1 Nonpayment of Advance. Failure to pay when due any advance required to be paid to Borrower, or others, under the terms of the Loan Documents, and the failure to cure such default within thirty (30) days after the date requested for such payment;

               9.2.2 Breach of Agreement. Default by Lender in the performance or observance of any agreement (other than for non-payment of advances or the other defaults specified in Sections 9.2.3 through 9.2.4 below) contained in the Loan Documents or under the terms of any other instrument delivered to Borrower in connection with the Loan and the failure of Lender to cure such default within sixty (60) days after written notice from Borrower;

               9.2.3 Representation and Warranties. Any representation or warranty, made to Borrower by or on behalf of Lender proves to be knowingly false or knowingly erroneous in any material respect at the time of the making thereof or any representation or warranty ceases to be complied with in any material respect; or

               9.2.4 Bankruptcy. Lender becomes insolvent or the institution of bankruptcy, reorganization, liquidation, or receivership proceedings by or against Lender, and, in the case of any involuntary proceedings, such proceedings are not dismissed within forty-five (45) days after the institution thereof.

     10.  Business and Affairs in Connection with the Enterprise.

          10.1 Authority and Responsibility. All business and affairs in connection with the day-to-day operation, management and maintenance of the gaming and other commercial activities on the Property shall be the sole responsibility of the Rincon Band, through the Enterprise, including but not limited to: (1) maintaining and improving the gaming facility; (2) establishing days and hours of operation; (3) hiring, firing, training and promoting employees; (4) maintaining the books and records of the Enterprise, subject to the requirements of the Gaming Ordinance of the Rincon Band, the Indian Gaming Regulatory Act of 1988, and any other applicable requirements; (5) preparing the operation's financial statements and reports of the Enterprise; (6) hiring and supervising security personnel; (7) providing fire protection services; (8) placing advertising and marketing programs; (9) paying bills and expenses of the Enterprise (10) establishing and administering employment practices; (11) obtaining and maintaining insurance coverage, including coverage of public liability and property loss or damage; (12) complying with all provisions of the Internal Revenue Code applicable to the Enterprise; (13) maintaining and providing food, beverage and tobacco sales and service for the Enterprise; and (14) providing the National Indian Gaming Commission or other governmental agencies with information necessary to comply with the IGRA, regulations issued thereunder, and other applicable law.

          10.2 Rincon Band Responsibilities: Engagement of Auditor; Employee Background Checks; NEPA. The Rincon Band, through the Enterprise, shall: (1) engage the services of an independent auditor, the costs of which shall be an Operating Expense of the Enterprise, to perform such services as may be required to comply with the Indian Gaming Regulatory Act of 1988, and any regulations duly adopted thereunder, or any other applicable requirement relating to such audits; (2) perform such background checks on employees or prospective employees of the Enterprise as may be required to comply with the IGRA, and any regulations adopted thereunder, or any other applicable requirement; (3) supply the National Indian Gaming Commission with all information necessary for the Rincon Band to comply with the regulations of the Commission issued pursuant to the National Environmental Policy Act; and (4) provide to the National Indian Gaming Commission or other governmental agencies information necessary to comply with IGRA, regulations issued thereunder, and other applicable law.

          10.3 Establishment of Accounting and Cash Management Systems. The Rincon Band shall install systems for the monitoring of all funds of the Enterprise. Such systems at all times shall;
(1) include an adequate system of internal accounting controls; (2) permit the preparation of financial statements in accordance with generally accepted accounting principles; (3) be susceptible to audit; (4) allow for the calculation of any annual fees payable to the National Indian Gaming Commission or other authority; (5) permit the calculation of the Royalty; and (6) provide for the allocation of operating expenses or overhead expenses among the Rincon Band, the Enterprise, and any other user of shared facilities and services. The Rincon Band shall maintain and police the systems of cash management in order to prevent any loss of proceeds from the Enterprise. Lender's Representative, accompanied by the General Manager, shall have the right to inspect and audit the systems at all times.

               10.3.1 Access. Lender's Representative shall have full right to be present, at the General Manager's option, in the count room or at a surveillance station affording an equal opportunity for observation, and oversee the counting of the cash revenues of the Enterprise on a daily basis. It is specifically understood that the General Manager shall be present at all times during the subject oversight period and only employees designated by the General Manager may complete the physical counting of revenues.

               10.3.2 Bank Accounts. The Rincon Band shall select a bank for the deposit and maintenance of funds of the Enterprise, and shall establish such bank accounts as it deems appropriate. The Enterprise shall maintain at least four accounts, a general account in which all receipts of the Enterprise will be deposited (the "General Account"), an account for Operating Expenses (the "Expense Account"), an account for payroll (the "Payroll Account"), and an account for prizes (the "Prize Account"). The General Account and the Operating Account shall be joint bank accounts in the name of both Borrower and Lender, requiring signatures of designated representatives of both Lender and Borrower for any withdrawals. Transfers shall be made from the General Account to the Expense Account, the Payroll Account, and the Prize Account, and all transfers from the General Account shall be signed both by the General Manager or his designee and by the Lender's Representative. All depositories and the accounts therein shall be federally insured.

               10.3.3 Daily Deposits to General Account. The Rincon Band shall collect all gross sales, revenues, and any other proceeds connected with or arising from the operation of the Enterprise, including the sale of all products, tobacco, alcohol, food and refreshments and all other activities on the Property, and deposit them into the General Account at least once during each twenty-four
          (24) hour period. All money received by the Enterprise on each day that it is open must be counted at the close of operations for that day or at least once during each twenty-four hour period. Adequate security shall be provided in transporting the funds to the bank. The parties agree to obtain a bonded transportation service to effect the safe transportation of the daily receipts to the bank, if such service is available at reasonable cost. The expense of transportation shall be an Operating Expense.

               10.3.4 No Cash Disbursements. Neither the Rincon Band, the Enterprise, nor the General Manager shall make any cash disbursements from any fund of the Enterprise for any reason whatsoever except for the payment of cash prizes. Any and all other payments or disbursements by the Enterprise shall be made by check drawn against an Enterprise account. The General Manager shall have the obligation to promptly file any reports of gaming winnings and the names of winners as may be required by the Internal Revenue Service of the United States.

          10.4 Reporting, Accounting and Books of Account.

               10.4.1 Statements. The Rincon Band shall prepare and provide to FGC comparative financial statements monthly, quarterly and annually of all sales, revenues, and all other amounts collected and received. Such financial statements must include all deductions and disbursements made in connection with the Enterprise and in conformance with the budget.

               10.4.2 Books of Account. The Rincon Band shall maintain full and accurate books of account of the Enterprise at an office in the Facility or at such other location as may be designated by the Rincon Band. The books and the records shall be maintained on a GAAP basis, modified to include inventories, prepaid insurance premiums, accrued incentive compensation, accrued progressive jackpot payout, and any other assets or liabilities the Enterprise shall record in order to avoid a significant fluctuation in monthly distributions to the Rincon Band and FGC. Lender's Representative shall have access to the daily operations of the Enterprise and shall have the right to inspect, examine and copy all such books and supporting business records during normal business hours while in the present of and after notice to the General Manager.

     11.  Dispute Resolution, Binding Arbitration and Limited
Consent to Suit.

          11.1 Informal Resolution. Any disagreement or dispute arising between the parties under this Agreement shall be resolved, whenever possible, by meeting and conferring. A party may request such a meeting by giving notice to the other, and the parties shall meet within seven (7) days of the notice. If the disagreement or dispute cannot be resolved to the mutual satisfaction of the parties within ten (10) days after the meeting, then any party shall have the right to call for binding arbitration as provided below.

          11.2 Request for Binding Arbitration. In the event that any dispute or disagreement cannot be resolved as provided in
Section 11.1 of this Agreement, or in the event of any attempted termination of this Agreement, or any other dispute which arises between the parties hereunder, including any dispute as to the validity of this Agreement or the other Loan Documents, any party may call for binding arbitration pursuant to California Law. Judgment upon any award rendered by the arbitrators may be entered and enforced by a court subject to the provisions of this Section 11 of this Agreement. However, the Rincon Band expressly asserts its sovereign immunity by not allowing or being subject to any injunctive relief, whether permanent or temporary, or remedy of specific performance except as agreed to or modified herein.

               11.2.1 Selection of Arbitrators. The Board of Arbitrators shall be comprised of three arbitrators, one arbitrator to be selected by the Rincon Band, one arbitrator to be selected by FGC, and a third arbitrator to be selected by the first two arbitrators. However, the parties may agree to use a single arbitrator. The arbitrator(s) shall be attorney(s) licensed to practice law in any State of the United States of America.

               11.2.2 Venue for Arbitration. The venue for arbitration under this Agreement shall be the County of San Diego, California, or such other county as the parties may agree. The parties shall share the costs of any arbitration proceeding equally.

          11.3 Consent to Suit. By this Agreement, the Rincon Band does not waive, limit or modify its sovereign immunity from unconsented suit, except as specifically provided in Section 11 of this Agreement. The Rincon Band does expressly waive in a limited manner its sovereign immunity from unconsented suit, and does consent to be sued, specifically limited to the following actions and judicial remedies:

               11.3.1 Claim Made Only by FGC. Claims to which this Section 11 applies must be made directly by FGC or its permitted assigns as a corporate entity, and not by any representative, agent, partner, or other entity of FGC, or by any other person, corporation, partnership or entity whatsoever.

               11.3.2 Venue. Venue and jurisdiction for any action brought hereunder any action brought for enforcement of a remedy hereunder shall be in the United States District Court for the District of California in which the Reservation of the Rincon, San Luiseno Band of Mission Indians lies, the United States Court of Appeals for the Ninth Circuit, and the United States Supreme Court. If the United States Courts decide they have no jurisdiction, then and only then shall venue and jurisdiction be in the Superior Court for the County of San Diego, California, and appropriate appellate courts of the State of California, and the United States Supreme Court. The Rincon Band, through the Commission, hereby expressly waives any right to proceed before any tribal court or authority of the Rincon Band, and further expressly waive any right to require FGC to exhaust tribal remedies prior to the bringing any dispute resolution provided for in this Section 10, or any action in the United States Courts or the Courts of the State of California as provided herein.

               11.3.3 Monetary Damages. The Rincon Band consents to the enforcement of any arbitration award pursuant to this Section 11. Such enforcement shall be limited to money damages, except as specifically provided in this
          Section 11. The arbitrator(s) and/or courts shall have no authority or jurisdiction to execute against any trust assets of the Rincon Band, including the Property or the Facility. The arbitrator(s) and/or courts shall have the authority or jurisdiction to execute against (i) any undistributed or future proceeds of the Enterprise or any other gaming operation of the Rincon Band, and (ii) any other assets of the Enterprise (not including the Property or the Facility). If there has been a termination without just cause by the Rincon Band, pursuant to the terms of this Agreement, FGC shall be entitled to the damages specified in those sections, and to a sum equal to the present value of the income FGC would have received, absent termination. Such sum shall be calculated by the arbitrators by applying California law. If there has been a termination for any reason by FGC, FGC shall be entitled to repayment of the outstanding principal balance of the Note on, and any Royalty payable through, the date of such termination.

               11.3.4 No Injunctive or Other Relief. The Rincon Band specifically declines to consent to any action for or the issuance of any injunctive relief or specific performance against the Rincon Band or the Enterprise and it asserts its sovereign immunity as to those remedies except as stated herein. The Rincon Band and the Enterprise expressly waive their sovereign immunity from suit, to allow temporary and limited injunctive relief for the sole purposes as follows: (1) to allow FGC and its officers and principals to obtain their personal belongings from the Enterprise; (2) to allow FGC and its officers or designees to enter the land of the Rincon Band to enforce and execute any money judgment that it may receive through arbitration; and, (3) to enforce the rights of the parties hereto to have a determination of the reasonableness and timeliness of consent of the parties when required under this Agreement.

     12.  Miscellaneous.  The parties further agree as follows:

          12.1 Notices. Any notice required to be given pursuant to this Agreement shall be delivered by either by Certified Mail, Return Receipt Requested, or by Federal Express or other national courier, addressed to the Rincon, San Luiseno Band of Mission Indians, as follows:

               Chairperson, Rincon Band Tribal Business Committee
               1 East Tribal Road
               Valley Center, California  92082

          with a copy to:

               Darrell Gentry, Tribal Administrator
               1 East Tribal Road
               Valley Center, California  92082

          and to FGC at:

               Florida Gaming Corporation
               1750 South Kings Highway
               Fort Pierce, Florida  34945-3099
               Attention: W. Bennett Collett
                          Chairman and Chief Executive Officer

          with a copy to:

               R. James Straus
               Brown Todd & Heyburn PLLC
               3200 Providian Center
               Louisville, Kentucky  40202-3363

or to such other address as the Rincon Band or FGC may in writing specify, using the notice procedure of this Section. Any such notice shall be deemed given five (5) days following deposit in the United States mail or receipt by courier.

          12.2 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right or remedy hereunder, or otherwise provided by law or equity, will operate as a waiver thereof. Each right and remedy provided under the Loan Documents is distinct and cumulative to all other rights or remedies provided thereunder or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever. If Lender shall elect to selectively and successively enforce its rights under any one or more of the Loan Documents securing payment of the Note, such action shall not be deemed a waiver or discharge of any other lien or encumbrance securing payment of the Note until such time as Lender shall have been paid in full all sums owing to Lender.

          12.3 Survival of Representations. All representations and warranties made herein shall survive the making of the Loan hereunder and the delivery of the Loan Documents.

          12.4 No Third Party Beneficiaries or Assignment. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement. Notwithstanding the foregoing, it is contemplated and agreed that (i) the Rincon Band will assign all of its rights, obligations, limitations and duties hereunder to the Enterprise, when duly organized as a corporation or other agency of the Rincon Band; and (ii) FGC may assign all of its rights and obligations under this Agreement and the other Loan Documents to a wholly owned subsidiary of FGC.

          12.5 Approvals. When approval by any party is required hereunder, such approval will not be unreasonably withheld.

          12.6 Notices. Any notices, requests, demands, or other communications required or permitted hereunder shall be sufficient if made in writing and (i) delivered personally, or (ii) sent by certified mail, postage prepaid, return receipt requested and addressed to the appropriate party at its address(es) as set out in this Agreement or to such other address as such party may substitute by written notice as above provided.

          12.7 Construction. This Agreement and the other Loan Documents shall be construed in accordance with the laws of the State of California. Nothing in this Agreement will be construed to constitute Lender as a joint venturer with Borrower or to constitute a partnership between Lender and Borrower. The descriptive headings of the sections of this Agreement are for convenience only and are not to be used in the construction of the contents of this Agreement. This Agreement may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement. As used in this Agreement the words "hereunder" or "herein" shall be deemed to refer to this Agreement as a whole. In the event of inconsistency between this Agreement and any other Loan Documents, this Agreement shall control.

          12.8 Binding Effect; Joint and Several Liability; Agents. This Agreement shall be binding on Borrower and Lender and their respective successors and assigns and will inure to the benefit of Borrower and Lender and their respective successors and assigns. Notwithstanding the foregoing, and except the permitted assignment to the United States of America, Borrower will not assign its rights under this Agreement without Lender's prior written consent, and any such attempted assignment will be void without such consent. In exercising any rights hereunder or taking any action provided for herein, Lender may act through its employees, agents, or independent contractors as authorized by Lender.

          12.9 Expiration of Agreement. If 400 Gaming Machines are not in operation on the Property on or before October 31, 1995, either Borrower or Lender may terminate this Agreement by delivering notice of termination to the other, and upon such delivery, the parties shall have no further obligations to each other; provided, however, that if during the one-year period following termination in accordance with this Section 12.9, Borrower obtains a commitment from another source of financing that will enable the commencement of the operation of Gaming Machines on the Property, Lender shall have the right of first refusal to provide financing on the same terms as such other source or, at Lender's option, terms more advantageous to the Borrower. Lender shall exercise its right to provide financing under this Section
12.9 by delivering written notice including the terms on which it will provide financing no later than the tenth calendar day after Borrower delivers to Lender the terms proposed by the other source of financing.

          12.10 FGC's Covenant of Non-Interference. FGC, acting as a Lender under this Agreement, agrees that it will not directly or indirectly interfere with or attempt to influence the internal affairs or governmental decisions of the Rincon Band, its members, the Commission or its Government. For purposes of this Agreement, interference with or influencing internal affairs or governmental decisions shall be defined as any attempt to influence a decision of the Rincon Band, the Rincon Tribal Business Committee, or any officer or agency of the Rincon Band, by doing any of the following acts: offering bribes, making written or oral threats to the personal, financial or employment status of any person or thing, or similar intentional acts. Normal discussion relating to operating, managing and/or maintaining the Enterprise or otherwise conducting normal Enterprise activities shall not constitute interference with or attempting to influence the internal affairs or governmental decisions of the Rincon Band. Interference shall be grounds for termination only if such interference has been determined to have taken place by a decision of an arbitrator under the arbitration provisions of Section 11 of this Agreement.

          12.11 Right of First Refusal. If the Rincon Band elects to engage an independent contractor to manage the Enterprise, FGC shall have a right of first refusal to negotiate and enter into a agreement with the Rincon Band for the provision of management services in accordance with IGRA and the rules promulgated thereunder.

          12.12 Term of this Agreement. The term of this Agreement shall commence on the Commencement Date and shall continue until the Loan shall have been paid in full and Borrower shall have paid or fully performed all of its other obligations hereunder, including the obligation to pay the Royalty.

     Executed and delivered as of the date first above written.


"Lender":                     FLORIDA GAMING CORPORATION
                              A Delaware corporation

                         By:  /s/ W. Bennett Collett
                              W. Bennett Collett
                              Chairman and Chief Executive Officer


"Borrower":                   RINCON, SAN LUISENO BAND OF MISSION
                              INDIANS, a federally recognized
                              Indian Tribe

                         By:  /s/ Robert Calac
                              Robert Calac, Chairman


                              /s/ Vernon Wright
                              Vernon Wright, Vice-Chairman


                              /s/ Ruth Calac
                              Ruth Calac, Council Member


                              /s/ Patricia Duro
                              Patricia Duro, Council Member





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